U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: August 24, 2006


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


  British Columbia, Canada            0-50367                   98-0359306
(State or other jurisdiction    (Commission file no.)      (IRS Employer
       of Incorporation)                                    Identification No.)


                              1307 Venables Street
                  Vancouver, British Columbia, Canada, V5L 2G1
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 1.01 Entry into a Material Definitive Agreement

Appointment of Chief Executive Officer

         On August 24, 2006, the board of directors of Naturally Advanced Technologies, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), pursuant to written unanimous consent, appointed Kenneth C. Barker as the Chief Executive Officer of the Company effective as of August 24, 2006. Mr. Barker has been a member of the board of directors of the Company since February 6, 2006.

         Mr. Barker has over twenty years of apparel experience, including merchandising, sourcing and full profit and loss responsibility, public market experience and corporate governance. Mr. Barker is currently a co-president of The Meriwether Group, Inc. of Portland, Oregon, which is a corporate investment and business acceleration firm (the "Meriwether Group"). From approximately October 2003 through April 2005, Mr. Barker was the head of apparel for the North American region for Adidas International, where he was responsible for all strategic product and marketing functions within the region. His duties also included providing overall apparel direction and strategy for the Adidas North American apparel business, creation of the global brand vision of apparel, and responsible for sales delivery and brand strategy in the North American marketplace. From approximately January 2001 to October 2003, Mr. Barker was the director of apparel for Adidas America, where he was responsible for overall profit and loss for the entire apparel business in the United States. Mr. Barker also previously worked for Adidas Canada Limited in Toronto, Canada and Levi Strauss & Co.

CEO Executive Services Agreement

         On August 24, 2006, the board of directors of the Company, pursuant to written unanimous consent, authorized the execution of a one-year CEO executive services agreement between the Company and the Meriwether Group, of which Mr. Barker is the co-president, dated August 24, 2006 (the "CEO Services Agreement"). In accordance with the terms and provisions of the CEO Services
Agreement: (i) the Company has retained Mr. Barker as the Chief Executive Officer of the Company and the Meriwether Group as a consultant to the Company;
(ii) Mr. Barker will provide such corporate management related services as the board of directors shall from time to time reasonably assign and as may be necessary for the ongoing maintenance and development of the Company's various business interests; (iii) the Company shall pay to the Meriwether Group a monthly fee of $12,500 U.S. (with the acknowledgment that an additional monthly fee of $2,500 U.S. has been paid and will continue to be paid to the Meriwether Group under a pre-existing services arrangement); and (iv) the Company shall grant to the Meriwether Group an aggregate of 200,000 stock options at an exercise price of $0.50 per share exercisable for a period of three years vesting immediately and a further 500,000 stock options at an exercise price of $0.31 per share, which shall vest at certain dates upon the attainment by the Company of certain initial deliverables which have been agreed upon by the parties in advance.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

     10.1 CEO Executive Services Agreement between Naturally Advanced Technologies, Inc. and The Meriwether Group, Inc., dated August 24, 2006.

     99.1  Press Release dated August 24, 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NATURALLY ADVANCED TECHNOLOGIES, INC.



 Date: August 25, 2006                  By:/s/ KENNETH C. BARKER
                                           _____________________________________
                                               Kenneth C. Barker
                                               Chief Executive Officer